Exhibit 10.11

EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (this "Agreement"), dated as ofMay 1, 2017 by and among Broadway Financial Corporation, ("BFC"), Broadway Federal Bank, f.s.b. (the "Bank" and, together with BFC, the "Company"), and Brenda Battey (the "Executive"). The term Company shall refer to BFC in respect of Executive's services to BFC and to the Bank in respect of the Executive's services to the Bank. WHEREAS, the Executive has served as a senior executive officer of the Company and the Bank since October 1, 2012; and WHEREAS, the Company desires to continue to retain the Executive to serve as Senior Vice President, ChiefFinancial Officer of the Company on the terms and conditions set forth in this Agreement, and the Executive desires to provide such services on such terms and conditions. NOW, THEREFORE, in consideration of the terms and mutual covenants herein and for other good and valuable consideration, the parties hereto agree as follows: 1. Services, Duties and Responsibilities. (a) The Company hereby agrees to employ the Executive as its Senior Vice President, Chief Financial Officer during the service period fixed by Section 4 hereof (the "Service Period"). The Executive shall report to the President and Chief Executive Officer of BFC (the "Chief Executive Officer") (or such other senior executive officer designated by the Board of Directors of BFC, in which case the term Chief Executive Officer shall mean such other designated senior executive officer), and shall have such duties and responsibilities as are consistent with the position of a senior vice president and chief financial officer of a bank and holding company of similar size and complexity as the Company (the "Services"). The Executive's principal work location shall be at the Company's principal executive offices, provided, that the Executive may be required to travel as reasonably necessary in order to perform the Executive's duties and responsibilities hereunder. (b) During the Service Period, excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of the Executive's working time, energy and attention to the performance of his duties and responsibilities hereunder and shall faithfully and diligently endeavor to promote the business of the Company. During the Service Period, the Executive may not, without the prior written consent of the Chief Executive Officer, directly or indirectly, operate, participate in the management, operations or control of, or act as an executive, officer, consultant, agent or representative of, any type of competitive business or service, provided that the Executive may, to the extent not otherwise prohibited by this Agreement, devote such amount of time as does not interfere with the performance of the Executive's duties under this Agreement to engaging in community and charitable activities. Execution Copy Page 1 of 16 10904-0000212781363.3

2. Compensation. (a) Base Salary. During the Service Period, the Executive shall be paid an annual base salary of $235,323.00 for the Executive's Services hereunder, payable in accordance with the normal and customary payroll procedures applicable to the Company's senior executives. The Executive's base salary shall be subject to increase [but not decrease], as determined by the compensation committee of the Board of Directors of BFC (the "Board") in its discretion (such base salary, as in effect from time to time, the "Base Salary"). (b) Changes in Compensation and Benefits. The payment or accrual of bonuses, and the grant and vesting of any equity incentive awards, pursuant to Section 2(c) below or otherwise shall in all events be subject to EESA and the Interim Final Rule (both as defined in Section ll(a) hereof). (c) Equity Incentives. The Executive shall be entitled to participate in the Bank's Employee Stock Ownership Plan (the "ESOP") in accordance with its terms. In addition, the Executive shall be eligible for equity-based awards pursuant to BFC's Amended and Restated 2008 Long-Term Incentive Plan ("2008 Long Term Plan") of such types and in such amounts as shall be determined by the compensation committee of the Board (or the Board, in the absence of the compensation committee) based on the Executive's performance for the preceding year. Each of such awards shall vest and, in the case of any stock options, become exercisable to the extent of twenty percent (20%) of the shares covered thereby, on the first anniversary of the date of grant, and an additional twenty percent (20%) of the shares covered thereby on each subsequent anniversary of the date of grant, provided that vesting will cease upon termination of Executive's Services, all as more specifically set forth in the 2008 Long-Term Plan or applicable award agreement. Any stock options granted to the Executive pursuant to the 2008 Long-Term Plan shall be exercisable by the Executive at the Executive's estate, legal representative or heirs for a period oftwelve (12) months after termination of the Service Period due to the death or Disability, alias more specifically set forth in the 2008 Long-Term Plan or the applicable Award Agreement. (d) Other Benefits. Except as otherwise provided herein, the Executive shall be eligible to participate in all employee benefit plans and arrangements of the Company applicable to other senior executive officers, including, without limitation, the Bank's incentive compensation plan, the Company's 401(k) Plan with continuation ofthe Company's current employee contribution matching policy, and medical, dental, life and long-term disability insurance programs. (e) Vacation. The Executive shall be entitled paid vacation in be an accordance with the Company's vacation policy; provided, that the Executive shalJ entitled to not less than twenty (20) days of vacation in each calendar year (or appropriately pro-rated portion thereof for partial years). The Executive shall be permitted to accrue permitted vacation days at such rate and carry over a maximum of fifteen (15) days of such accrued unused vacation from year to year. Execution Copy Page 2 of16 I 0904.0000212781363.3

(f) Automobile Allowance. The Company will provide the Executive with an automobile allowance in the amount of $800.00 per month during the Service Period, payable in accordance with the normal and customary practices applicable to the Company's senior executives. 3. Reimbursement for Expenses. (a) Business Expenses. The Company shall promptly reimburse the Executive for all reasonable out-of-pocket business expenses, including, without limitation, travel expenses incurred by the Executive in connection with carrying out her responsibilities under this Agreement during the Service Period upon presentation of appropriate vouchers, receipts or other satisfactory evidence thereof and otherwise in accordance with applicable Company policies. (b) Memberships. The Company shall pay or reimburse the Executive for trade membership dues and fees during the Service Period in accordance with the Company's policies and procedures as in effect from time to time. 4. Service Period. (a) Term. The "Service Period" during which the Executive shall perform the Services for the Company pursuant to this Agreement means the period commencing on the date hereof and, subject to extension as set forth below, expiring at the close of business on the third (3rd) anniversary of the date hereof in the year 2020. Prior to December 31 of each calendar year during the Service Period, the Chief Executive Officer (or his designee) shall review the Executive's performance, shall discuss the results of such review with Executive and promptly shall inform the Executive in writing whether the Board proposes to extend the Service Period for an additional year, and the results thereof shall be included in the minutes of the Board's meeting at which the same has been considered. If the Chief Executive Officer (or his designee) informs the Executive that the Board proposes to extend the Service Period, and the Executive accepts such proposal, the Service Period shall be extended to end on the anniversary of the date hereof that occurs in the year immediately following the expiration date of the then existing Service Period. Notwithstanding the foregoing, nothing herein shall bar the parties from (a) extending the Service Period under this Agreement by mutual agreement or (b) continuing the Executive's employment by the Company without extension of this Agreement, subject to Section 4(b)(iii) below. (b) Termination. Notwithstanding the foregoing, the Service Period may be terminated at any time upon the earliest to occur of the following events or any of the events identified in Section 7 hereof: (i) Death or Disability. The Service Period shall terminate upon the Executive's death or Disability. For this purpose, "Disability" means that either (A) the Executive is deemed disabled for purposes of any group or individual long-term disability policy maintained by the Company that covers the Executive, or (B) in the good faith judgment of the Board, the Executive is substantially unable to perform the Execution Copy Page 3 ofl6 I 0904-00002/2781363.3

Executive's duties under this Agreement for more than one hundred twenty (120) days, whether or not consecutive, in any twelve (12) month period, by reason of a physical or mental illness or injury. (ii) Termination for Cause by the Company. The Company may terminate the Service Period for Cause at any time effective upon written notice to the Executive. For purposes of this Agreement, the term "Cause" shall mean the termination of the Service Period on account of (A) the Executive's failure to substantially perform the Executive's duties hereunder or as reasonably assigned to the Executive by the Chief Executive Officer or the Board and consistent with the Executive's obligations hereunder and Executive shall not have cured such failure (as determined in the reasonable judgment of the Chief Executive Officer or the Board) within thirty (30) days after written notice from the Chief Executive Officer (or his designee); (B) the Executive's material breach of this Agreement or any material written policy of the Company and failure of the Executive to have cured such breach (as determined in the reasonable judgment of the Board) within thirty (30) days after written notice from the Chief Executive Officer (or his designee); (C) the Executive's willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or entry of a final cease-and-desist order against the Executive; (D) conviction of a felony or a plea of nolo contendere to a felony; or (E) conduct by the Executive constituting a misdemeanor involving a Disqualifier (as defined below) by the Executive. "Disqualifier" means (i) fraud, moral turpitude, dishonesty, breach of fiduciary duty involving personal profit, organized crime or racketeering; (ii) willful violation of securities or commodities laws or regulations; (iii) willful violation of depository institution laws or regulations; (iv) willful violation of housing authority laws or regulations arising from the operations of the Bank; or (v) willful violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization. Notwithstanding the foregoing, the Executive shall not be deemed terminated for Cause unless and until there shall have been delivered to the Executive a copy of the resolution duly adopted by the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive) and an opportunity for the Executive, together with counsel, to be heard before the Board), finding that, in the good faith of the Board, the Executive's conduct justified termination for Cause and specifying the particulars thereof in reasonable detail. (iii) Termination without Cause by the Company. The Company may terminate the Service Period without Cause. For the avoidance of doubt, "termination without Cause" includes, without limitation, the failure by the Company for whatever reason to extend the Service Period pursuant to Section 4(a), except if the Executive refuses in writing to accept the then one (1) year extension of the Service Period. (iv) Termination by the Executive for Good Reason. The Executive may terminate the Service Period for Good Reason within ninety (90) days following the initial existence of the circumstances giving rise to Good Reason, subject to the terms and conditions of this Section 4(b)(iv). For purposes of this Agreement, the term "Good Reason" shall mean, unless the Executive shall have consented in writing thereto, (i) the Executive's demotion, loss oftitle in part or in whole, loss of office, or reduction of authority, (ii) a reduction in the Executive's base salary, (iii) relocation of the Executive's Execution Copy Page4 of16 10904-00002/2781363.3

primary work location more than twenty (20) miles from 5055 Wilshire Boulevard, Los Angeles, California, (iv) a material diminution of the Executive's responsibilities, or (v) any material breach of this Agreement by the Company, including, without limitation, the failure to pay the Executive any amount when due and payable, pursuant to this Agreement, except in the event of a bona fide dispute regarding reimbursement of business expenses, provided, that the Executive shall have delivered written notice to the Company, within thirty (30) days of the initial existence of the circumstances giving rise to Good Reason, of the Executive's intention to terminate the Service Period for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Executive's right to terminate the Service Period for Good Reason, and the Company shall not have cured such circumstances within thirty (30) days following the Company's receipt of such notice; provided, however, any breach by the Company of a payment obligation hereunder must be cured within five (5) days (rather than the foregoing 30 days) following the Company's receipt of such notice. If, following such thirty (30)-day period (or such five (5)-day period, as applicable), the Company has not cured such circumstances and the Executive decides to proceed with the termination of the Service Period for Good Reason, such a termination will be effected by providing the Company with a Notice of Termination, which Notice ofTermination shall be effective as of the date given, without any further right to cure by the Company. (v) Voluntary Termination by the Executive. The Executive may voluntarily terminate the Service Period (other than for Good Reason), provided that the Executive gives notice to the Company of the Executive's intent to terminate the Service Period at least sixty (60) days in advance of the Date ofTermination. 5. Termination Procedure. (a) Notice of Termination. Any termination of the Service Period by the Company or by the Executive (other than a termination on account of the Executive's death) shall be communicated by written "Notice of Termination" to the other party in accordance with Section 14(a) hereof. The Notice of Termination must indicate the specific termination provision in this Agreement the party giving such notice believes to describe the circumstances applicable to such termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under such provision. (b) Date of Termination. "Date of Termination" shall mean (i) if the Service Period expires pursuant to Section 4(a) hereof, the date on which the expiration of the Service Period occurs; (ii) if the Service Period is terminated due to the Executive's death or Disability, the date of the Executive's death or the date on which the Notice of Termination is received by the Executive that the Board made its determination of Disability in accordance with Section 4(b)(i)(A) or (B) hereof; (iii) if the Company terminates the Service Period for Cause, the date on which the Notice of Termination is received by the Executive; (iv) if the Executive terminates the Service Period for Good Reason, the date on which the Notice of Termination is given by the Executive (or such earlier date as may be agreed to by the Company); (v) if the Executive voluntarily terminates the Service Period (other than for Good Reason), the date specified in the Notice Execution Copy Page 5 of 16 10904-00002/2781363.3

ofTermination, which date shall be no earlier than sixty (60) days after the date such notice is given pursuant to Section 4(b)(v) hereof, unless otherwise agreed to by the parties; and (vi) if the Service Period is terminated for any other reason, the date on which a Notice of Termination is received or any later date (within 30 days, or any alternative time period agreed upon by the parties, after the giving of such notice) as set forth in such Notice of Termination. Notwithstanding the foregoing, if the party receiving a Notice ofTermination notifies the other party that a dispute exists concerning the appropriate characterization of the subject termination for purposes of determining the Executive's entitlement to Accrued Obligations and Severance Payments, and any other benefits hereunder, the Date of Termination shall be the date on which the dispute shall be finally resolved whether by mutual agreement of the parties, by a binding arbitration award, or by a final non-appealable judgment or order by a court of competent jurisdiction, provided that nothing herein modifies the mandatory arbitration provisions set forth in Section 10 hereof. (c) Continuation of Payment. The Company shall continue to pay the Executive's full compensation in effect when the Notice of Termination giving rise to the dispute described in subsection (b) above was given (including, but not limited to, the Executive's then Base Salary) and continue the Executive as a participant in all employee benefit plans and arrangements of the Company in which the Executive was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section 5(c) shall not be offset against, or reduce, any other amounts due to the Executive pursuant to this Agreement. 6. Rights and Obligations Upon Termination ofthe Service Period. (a) Termination by the Company for Disability or without Cause, or by the Executive for Good Reason. In the event of the termination of the Service Period by the Company for Disability or without Cause, or termination of the Service Period by the Executive for Good Reason, and to the extent permitted by applicable law and regulations, including, without limitation, those referred to in Section 11 hereof, the Company shall pay the Executive, and the Executive shall be entitled to: (i) any unpaid portion of the Base Salary through the Date of Termination; (ii) any unreimbursed business expenses in accordance with Section 3(a) hereof; (iii) [the rights set forth in the 2016 Stock Option Agreement, and any subsequent equity incentive awards granted pursuant to the 2008 Long-Term Plan, as the same may be amended, or any other similar plan adopted by BFC; and (iv) any vested benefits to which the Executive is entitled under the terms of the Company's employee benefit plans and programs, including, without limitation, the ESOP, subject to the terms of such plans and programs (collectively the "Accrued Obligations"). In addition, the Company shall continue to pay the Executive's monthly Base Salary (i.e., one-twelfth (1112th) ofExecutive's annual Base Salary in effect as of the date immediately preceding the date of termination of employment, or the date immediately prior to the initial existence of circumstances giving rise to Good Reason, as applicable) for (i) twenty-four (24) months (the "Severance Period") regardless of the then remaining portion ofthe Service Period (each monthly salary continuation payment shall be deemed to be a separate installment for purposes of Section 409A of the Code) commencing with the first calendar month following the Date of Termination and (ii) the Company shall continue during the Severance Period to pay the automobile allowance provided for in Sections 2(f) Execution Copy Page 6 of 16 10904-00002/2781363.3

hereof, and shall continue to pay the Executive for life, long-term disability, medical and dental insurance premiums in the manner consistent with the Company's obligations to make such payments pursuant to Section 2(d) (the payments described in (i) and (ii) being collectively referred to herein as the "Severance Payments"). All Severance Payments shall be payable in accordance with normal and customary payroll procedures applicable to the Company's senior executives, subject to Section 6(d) hereof. Notwithstanding the foregoing provisions of this Section 6(a): (i) the Executive's entitlement to the Severance Payments shall be subject to and conditioned upon the Executive delivering to the Company an Irrevocable Release not later than sixty (60) days after the date of the Executive's termination of employment; (ii) if such 60-day period following the Executive's termination of employment begins in one calendar year and ends in another, the Severance Payments shall, to the extent required in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), commence on the first payroll date following the later of (A) the end of the calendar year in which the Executive's termination of employment occurs or (B) the date the Executive satisfies the Irrevocable Release requirement; and (iii) the Executive's entitlement to the Severance Payments shall be subject to and conditioned upon the Executive complying in all material respects with Sections 8 and 9 of this Agreement. "Irrevocable Release" means a mutual general release of claims in the form affixed hereto marked Exhibit A (except with the date of termination of employment, the date of such Irrevocable Release and other indicated information filled in) that has been executed by the Executive and for which the revocation period under Age Discrimination in Employment Act of 1967, as amended, and the terms of the release have expired. For the avoidance of doubt, this Section 6(a) shall be subject to the limitations of Section 11 of this Agreement. (b) Death. If the Service Period is terminated as a result of the Executive's death, the Executive or the Executive's estate or beneficiaries, as the case may be, shall be entitled to solely the Accrued Obligations. (c) Termination by the Company for Cause or by the Executive Voluntarily. If the Service Period is terminated by the Company for Cause or voluntarily by the Executive (other than for Good Reason), the Executive shall be entitled to solely the Accrued Obligations. (d) Change in Control. (i) In the event that the employment of the Executive by the Company is terminated by the Company without Cause or by the Executive for Good Reason at any time within two (2) years after a Change in Control (but only if such Change in Control also constitutes a "change in control event" within the meaning of Treas. Reg. Section l-409A(i)(5)) has occurred, the Company shall pay to the Executive, and the Executive shall be entitled to, a single lump sum payment of the present value, as determined using a discount rate equal to the Applicable Federal Rate (as defined below) in effect at the time of such determination, of all of the payments provided for in Section 6(a), within ten (10) days of such termination. As used herein the term "Applicable Federal Rate" means the rate set forth from time to time in Table 1 ofthe Applicable Federal Rate Execution Copy Page 7 of16 I 0904-00002/2781363.3

Rulings of the Internal Revenue Service, or any official successor publication, for debt instruments maturing within three years and having annual compounding. (ii) As used herein, the term "Change in Control" shall mean an event with respect to the Company of a nature that (i) would be required to be reported in response to Item 5.01 of a current report filed on Form 8-K pursuant to Section 13 or 15(d) ofthe Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date of this Agreement; or (ii) results in any person acquiring control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended, and the rules and regulations Board of Governors of the Federal Reserve System (the "FRB") thereunder, (provided, that in applying the definition of change in control as set forth under such rules and regulations, the Board shall substitute its judgment for that of the FRB); and, without limitation, such an acquisition of control shall be deemed to have occurred at such time as (A) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations of the Securities and Exchange Commission (the "SEC") thereunder, including any such persons that may be deemed to be acting in concert with respect to the Bank or the Company, or the acquisition, ownership or voting of Bank or Company securities) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, directly or indirectly, of securities of the Bank or the Company representing fifty percent (50%) or more of the Bank's or the Company's outstanding securities except for any securities purchased by any tax qualified employee benefit plan of the Company or the Bank; or (B) individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters (3/4) of the directors then comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though such person were a member of the Incumbent Board; or (C) a plan of liquidation, reorganization, merger, consolidation, sale of all or substantially all the assets ofthe Bank or the Company or similar transaction in which the Bank or the Company is not the resulting entity is approved by the Board and the stockholders of the Company or otherwise occurs; or (D) solicitations of stockholders of the Company, by someone other than the Incumbent Board of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or a similar transaction with one or more corporations as a result of which the outstanding shares of the Company's voting common stock are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (E) a tender offer is made for twenty percent (20%) or more of the voting securities of the Bank or the Company. 7. Other Termination Provisions. (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under section 8(e)(3) or (g)(l) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) or (g)(l)), the Company's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed or Execution Copy Page 8 of 16 I 0904-00002/2781363.3

otherwise withdrawn, the Company shall (but subject in all events to the requirements of Section 409A of the Code) (i) pay the Executive all of the compensation withheld while the Company's obligations under this Agreement were suspended, and (ii) reinstate all of its obligations which were suspended. (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under section 8(e)(4) or (g)(l) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(l)), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive shall not be affected. (c) If the Company is in default (as:<the term "default" is defined in section 3(x)(1) ofthe Federal Deposit Insurance Act, 12 U.S.C. 1813(x)(l)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive shall not be affected. 8. Non-Solicitation. (a) During the period of the Executive's employment by the Company, whether pursuant to this Agreement or otherwise, and for the twelve (12) -month period following the termination of the Executive's employment with the Company for any reason, the Executive will not, without the written consent of the Company, directly or indirectly: (i) influence or attempt to influence any customer of the Company or any of its affiliates to discontinue its use of the Company's (or such affiliate's) services or to divert such business to any other person, firm or corporation; provided, however, a broad and general advertisement or solicitation not specifically targeting or intending to target customers of the Company or any of its affiliates shall not be deemed a violation of this Section 8; or (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or any of its affiliates and any of its respective employees, customers, suppliers, principals, distributors, lessors or licensors. Efforts by the Executive, whether direct or indirect, (A) to solicit or assist any other person or entity in soliciting any employee of the Company or any of its affiliates to perform services for any entity (other than the Company or any of its affiliates) or (B) to encourage any employee of the Company, or any of its affiliates to leave their employment with the Company or any of its affiliates shall be in violation of this Section 8. A person's response to a broad and general advertisement or solicitation not specifically targeting or intending to target employees of the Company or any of its affiliates shall not be deemed a violation ofthis Section 8. (b) In the event the Executive materially breaches any of the provisions contained in Section 8(a) hereof and the Company seeks compliance with such provisions by judicial proceedings, the time period during which the Executive is restricted by such provisions shall be extended by the time during which the Executive has been in violation Execution Copy Page 9 of16 I 0904-00002/2781363.3 of any such provision and any period of litigation required to enforce the Executive's obligations under this Agreement. (c) The Executive and the Company intend that Section 8 of this Agreement be enforced as written. However, if one or more of the provisions contained in Section 8 shall for any reason be held to be unenforceable because of the duration or scope of such provision or the area covered thereby, the Executive and the Company agree that the court making such determination shall have the full power to reform, by "blue penciling" or any other means, the duration, scope and/or area of such provision and in its reformed form such provision shall then be enforceable and shall be binding on the parties. 9. Confidentiality; Non-Disclosure. (a) The Executive hereby agrees that, during the Service Period and thereafter, he will hold in strict confidence any proprietary or Confidential Information related to the Company or any of its affiliates. For purposes of this Agreement, the term "Confidential Information" shall mean all information of the Company or any of its affiliates (in whatever form) that is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists or trade secrets. Nothing herein prohibits the Executive from reporting possible violations of federal law or regulation to any federal, state or local governmental agency, commission or entity (collectively, "Governmental Agencies"), including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and the Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulations. Moreover, nothing herein limits the Executive's ability to communicate with any Governmental Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Governmental Agency. (b) The Executive hereby agrees that upon the termination of the Service Period, the Executive shall not take, without the prior written consent of the Company, any business plans, strategic plans or reports or other document (in whatever form) of the Company or any of its affiliates, which is of a confidential nature relating to the Company or any of its affiliates. 10. Dispute Resolution; Injunctive Relief. (a) Except for claims for injunctive relief pursuant to Section lO(b) below, the parties shall resolve their disputes by arbitration, all as more specifically set forth in Addendum A affixed hereto and incorporated by reference herein. This Section lO(a) shall not preclude parties from seeking provisional remedies in aid of arbitration from a court having appropriate jurisdiction, nor shall it limit the rights of the Company set forth in Section 1O(b) hereof. (b) The parties hereto agree that it would not be possible to measure in money the damages that would be suffered by the Company and its affiliates in the event that the Executive were to breach any of the restrictive covenants set forth in Sections 8 and 9 hereof(the "Restrictive Covenants"). In the event that the Executive breaches any ofthe Execution Copy Page 10 of 16 10904-00002/2781363.3

Restrictive Covenants, the Company shall be entitled to an injunction restraining the Executive from violating such Restrictive Covenants (without posting any bond). If the Company shall institute any action or proceeding to enforce any such Restrictive Covenant, the Executive hereby waives the claim or defense that the Company or any of its affiliates has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company or any of its affiliates has an adequate remedy at law. 11. TARP and Golden Parachute Restrictions. (a) Notwithstanding anything herein to the contrary: (i) any payments made to the Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and 12 C.F.R. Part 359 regarding golden parachute and indemnification payments; (ii) no annual bonus, incentive compensation, severance pay, or golden parachute payments or benefits shall be paid, provided, or accrued under this Agreement or otherwise to the extent it would violate Section Ill of Emergency Economic Stabilization Act of 2008, as amended ("EESA"), and the Interim Final Ru1e (as hereinafter defined); (iii) no payment or benefit shall be paid or provided under this Agreement or otherwise to the extent that it would violate any agreement between or among the Company and the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any other governmental entity or agency, provided that the Company shall use commercially reasonable efforts to negotiate the authority and right to make all payments and provide all benefits to the Executive as and when contemplated by this Agreement; and (iv) subject to, and in accordance with, the interim final rule promulgated pursuant to Sections IOI(a), 101(c)(5), and 111 ofEESA (the "Interim Final Rule"), the Executive shall be required to repay to the Company the amount of any bonus payment (as defined in the Interim Final Rule) made during the TARP period (as defined in the Interim Final Rule) to the extent that the bonus payment was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria. (b) In the event that the amounts and benefits payable pursuant to this Agreement, when added to other amounts and benefits which may become payable to the Executive by the Company and any affiliated company, are such that the Executive becomes subject to the excise tax provisions of Section 4999 of the Code relating to "excess parachute payments" as defined for purposes of Section 280G of the Code, the Company shall pay the Executive such additional amount or amounts as will result in the Executive's retention of a net amount, after the payment of all federal, state and local excise, employment and income taxes on such payments and the value of such benefits, equal to the net amount the Executive would have retained had the initially calculated payment and benefits not been subject to such excise tax provisions. For purposes of the preceding sentence, the Executive shall be deemed to be subject to the highest marginal federal, relevant state and relevant local tax rate applicable to an individual resident in Los Angeles, California. All calculations required to be made under this subsection shall be made by the Company's independent public accountants, subject to the right of Executive's representative to review the same. All such amounts required to be paid by Execution Copy Page 11 of16 I 0904-00002/2781363.3 this Section shall be paid at the time any withholding may be required by the Company, or any taxes may be required to be paid by the Executive, under applicable law, and any additional amounts to which the Executive may be entitled shall be paid or reimbursed no later than fifteen (15) days following confirmation of such amount by the Company's independent public accountants. In the event any amounts paid hereunder are subsequently determined to be in error, due to estimates required for calculation of such payments being proving to be inaccurate or otherwise, the parties hereto agree to reimburse each other to correct such error, as appropriate, and to pay interest thereon at the applicable federal rate (as determined pursuant to Code Section 1274) for the period of time such erroneous amount remained outstanding and unreimbursed. The parties hereto recognize that the actual implementation of the provisions of this Section 11(b) are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising with respect hereto. 12. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code (including the exceptions thereto), to the extent applicable, and the parties' Agreement shall be interpreted in accordance with such requirements. If any provision contained in the Agreement conflicts with the requirements of Section 409A of the Code (or the exemptions intended to apply under the Agreement), the Agreement shall be deemed to be reformed to comply with the requirements of Section 409A of the Code (or the applicable exemptions thereto). Notwithstanding anything to the contrary herein, for purposes of determining the Executive's entitlement to the Severance Payments, (i) the Service Period shall not be deemed to have terminated unless and until the Executive incurs a "separation from service" as defined in Section 409A ofthe Code, and (ii) the term "Date of Termination" shall mean the effective date of the Executive's separation from service. Reimbursement of any expenses provided for in this Agreement shall be made promptly upon presentation of documentation in accordance with the Company's policies (as applicable) with respect thereto as in effect from time to time (but in no event later than the end of calendar quarter following the year such expenses were incurred); provided, however, in no event shall the amount of expenses eligible for reimbursement hereunder during a calendar year affect the expenses eligible for reimbursement in any other taxable year. Notwithstanding anything to the contrary herein, if a payment or benefit under this Agreement is due to a "separation from service" for purposes of the rules under Treas. Reg. § 1.409A-3(i)(2) (payments to specified employees upon a separation from service) and the Executive is determined to be a "specified employee" (as determined under Treas. Reg. § 1.409A-1(i) and related Company procedures), such payment shall, to the extent necessary to comply with the requirements of Section 409A of the Code, be made on the later of(x) the date specified by the foregoing provisions of this Agreement or (y) the date that is six (6) months after the date of the Executive's separation from service (or, if earlier, the date of the Executive's death). Any installment payments that are delayed pursuant to this Section 12 shall be accumulated and paid in a lump sum on the first day of the seventh month following the Date ofTermination (or, if earlier, upon the Executive's death) and the remaining installment payments shall begin on such date in accordance with the schedule provided in this Agreement. The Severance Payments are intended not to constitute deferred compensation subject to Section 409A of the Code to the extent such Severance Payments are covered by (i) the "short-term deferral exception" set forth in Treas. Reg. § 1.409A-1(b)(4), (ii) the "two Execution Copy Page 12 of16 I 0904-00002!2781363.3

times severance exception" set forth in Treas. Reg. § 1.409A-l(b)(9)(iii), or (iii) the "limited payments exception" set forth in Treas. Reg. § 1.409A-l(b)(9)(v)(D). The short-term deferral exception, the two times severance exception and the limited payments exception shall be applied to the Severance Payments in order of payment in such manner as results in the maximum exclusion of such Severance Payments from treatment as deferred compensation under Section 409A of the Code. Each installment of the Severance Payments shall be deemed to be a separate payment for purposes of Section 409A of the Code. 13. Legal Fees. The Company shall promptly reimburse the Executive for her reasonable legal fees incurred in connection with the negotiation and preparation of this Agreement. 14. Miscellaneous. (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or one (1) day after it is sent by a reputable overnight courier service (with evidence of delivery) and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties): If to BFC: Broadway Financial Corporation Attn: Chief Executive Officer 5055 Wilshire Boulevard, Suite 500 Los Angeles, CA 90036 If to the Bank: Broadway Federal Bank, f.s.b. Attn: Chief Executive Officer 5055 Wilshire Boulevard, Suite 500 Los Angeles, CA 90036 If to the Executive: Brenda Battey 5310 Maymont Drive Los Angeles, CA 90043 or to such other address as any party hereto may designate by notice to the others. (b) This Agreement together with the Broadway Financial Corporation Award Agreement dated February 24, 2016 (the "2016 Stock Option Agreement"), and the rights of the Executive pursuant to the ESOP shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede and replace any and all prior understandings or agreements with respect to the subject matter hereof. Execution Copy Page 13 of16 I 0904-00002/2781363.3

(c) Only an instrument in writing signed by the parties hereto may amend this Agreement, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement. (d) In the event that any provision is determined to be invalid or unenforceable, in whole or in part, such determination shall in no way affect any other provisions of this Agreement, or the validity or enforcement of the remainder of this Agreement, and any provisions(s) thus affected shall be modified to the extent necessary to bring the affected provision(s) within the applicable requirements ofthe then-current Jaw. (e) The Company shall use its commercially reasonable efforts to arrange for any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all ofthe business and/or assets ofthe Company to assume this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company and any such successor (or successors) that assumes this Agreement, by operation of law or otherwise. Notwithstanding the foregoing, no such assignment or assumption shall relieve the Company of any obligations hereunder. (f) The parties hereto shall cooperate with each other and take all actions, including obtaining, any governmental or stockholder approval, that any of them may determine in good faith to be required to carry out the terms of this Agreement. (g) The Company may withhold from any amounts payable to the Executive hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation (it being understood, that the Executive shall be responsible for payment of all taxes in respect of the payments and benefits provided herein). (h) In the event that the Executive shall perform services for the Bank or any other affiliate or subsidiary of BFC, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of BFC hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company and all of its affiliates and subsidiaries. BFC shall reimburse the Bank for compensation or benefits paid or provided by the Bank to the Executive to the extent attributable to the Executive's performance of services for BFC in accordance with the applicable reimbursement policies ofBFC and the Bank. Execution Copy Page 14 of16 I 0904-00002/2781363.3

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of law. (j) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile of a signature shall be deemed to be and have the effect of an original signature. (k) The headings in this Agreement are for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof. [Signatures on next page] Execution Copy Page 15 of 16 I 0904-000021278 I 363.3

IN WITNESS WHEREOF as of the date first written above. the parties have executed this Employment Agreement Broadway Financial Corporation Name: Title: Broadway Federal Bank, f.s.b. tive Brenda Battey Print or type name of Executive Execution Copy Page 16 of 16 I 0904-00002/2781363.3

ADDENDUM A TO EMPLOYMENT AGREEMENT (Executive: Brenda Battey) 1. Arbitration Except as provided in Section 1O(b) of this Agreement, in the event of any controversy, dispute or claim (including those based upon a statute, tort or public policy, and those against individuals or other entities), arising out of or relating to (1) this Agreement, (2) the employment relationship between Executive and Company, or (3) the termination of that relationship (hereafter "dispute"), the parties' exclusive remedy shall be to submit such dispute to the dispute resolution procedures described below. The parties intend for all disputes to be covered by the arbitration provision contained in this Addendum A to the fullest extent permitted by law, and the Executive agrees to pursue any such dispute in an individual capacity and not as a class representative or class member. Only the following claims are excluded from these dispute resolution procedures: (1) claims by the Executive for workers' compensation, unemployment compensation or state disability benefits; (2) claims based on any pension or welfare plan the terms of which contain an arbitration or other dispute resolution procedures; (3) claims brought by Executive or Company to compel arbitration pursuant to this Addendum A or to enforce an arbitration award; (4) claims under the National Labor Relations Act; (5) any representative action under the Private Attorney General Act ("PAGA"); and (6) any other claims which are not permitted by applicable law to be subject to a binding pre-dispute arbitration agreement. If either party has claims against the other party that are deemed not to be arbitrable, those claims shall be stayed and the arbitrable claims shall be resolved before the stayed claims are addressed. (a) Written notice of desire to arbitrate shall describe the factual basis of all claims asserted ("Claim"), and shall be served on the other party as set forth in Section 14(a) of this Agreement. If written notice of desire to arbitrate is not served within the applicable time period, the party who failed timely to serve notice will be deemed to have waived the right to further contest the Claim, and will be deemed to have accepted the other party's last stated position on the Claim. (b) The arbitration shall be administered by JAMS, Inc. (formerly known as Judicial Arbitration and Mediation Services, Inc.) ("JAMS") pursuant to its Employment Arbitration Rules & Procedures, which can befound at http://www.jamsadr.com/rules-employment-arbitration and which will be provided to Executive upon request, and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness, which will also be provided to Executive upon request. Judgment on any Award (as defined below) may be entered in any court having competent jurisdiction. The arbitration shall take place in Los Angeles, California. Notwithstanding anything herein to the contrary, the parties may agree to use an independent arbitrator that they mutually select and agree upon. Addendum A-1 I 0904-00002/2781363.2

(c) Any party may be represented by an attorney or other representative selected by the party. Each party shall have the right to take the deposition of one (d) individual and any expert witness designated by another party without the arbitrator's prior approval. Each party also shall have the right to make requests for production of documents to any party. Additional discovery may be had as ordered by the arbitrator. (e) At least fourteen (14) days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration. The arbitrator shall have jurisdiction to hear and rule on pre-hearing (f) disputes and is authorized to hold pre-hearing conferences by telephone or in person, as the arbitrator deems necessary. The arbitrator shall have the authority to resolve all issues related to discovery, and to entertain motions to dismiss, motions for summary judgment and adjudication, and any other pre-trial motions submitted by any party, and shall apply the standards governing such motions under the California Rules of Civil Procedure. (g) Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings. If both parties desire to have access to the stenographic record of proceedings then they shall split all such costs 50150. (h) The arbitrator will have no authority to: (i) adopt new Company policies or procedures, (ii) modify this Agreement or existing Company policies, procedures, wages or benefits, or (iii) in the absence of a written waiver pursuant to Paragraph U) below, hear or decide any matter that was not processed in accordance with this Agreement. The arbitrator shall have exclusive authority to resolve any Claim, including, but not limited to, a dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, or any contention that all or any part of this Agreement is void or voidable. The arbitrator will have the authority to award any form or amount of remedy or damages that would be available in a court of competent jurisdiction. (i) Either party, in the party's sole discretion, may, in writing, waive, in whole or in part, the other's failure to follow any time limit or other requirement set forth in this Agreement, except that neither party can waive any statute of limitation for filing the Claim. The arbitration will be conducted in private, and will not be open, (j) directly or indirectly, to the public or the media. The arbitration and all information directly or indirectly relating thereto (including, but not limited to, the testimony, evidence or result) shall be deemed Confidential Information and shall be subject to the restrictions set forth in Section 9(a) ofthis Agreement. (k) The arbitrator, subject to the right to either party to utilize the internal appeal process provided for in the JAMS rules with respect to any initial judgment rendered in an arbitration, shall render a written decision and award (the "Award"), which Addendum A-2 10904-00002/2781363.2 shall set forth the facts and reasons that support the Award. The Award shall be final and binding on the Company and the Executive. The parties agree, however, that a court of competent jurisdiction has the right to set aside the decision of the arbitrator, if the arbitrator, in rendering his or her award, committed an error oflaw that affected the remedy or damages awarded. (1) The Company will pay all administration fees associated with the arbitration over and above those that the Executive would have to pay in a court proceeding and the cost of arbitrator, it being the parties' intention that the Executive not bear any costs that the Executive would not be required to bear in a court proceeding, to the extent that the Executive would be required to pay for filing fees and transcript fees in a court proceeding the Executive will remain responsible for such fees. Notwithstanding any provisions to the contrary found in such procedures, in the event of final and binding arbitration pursuant to this paragraph, except for the arbitrator's fees which the Company shall be responsible for paying, each party will be responsible for paying its own costs and attorneys' fees in connection with the arbitration. The arbitrator shall not be authorized to award the prevailing party costs and attorneys' fees, except as expressly provided by statute. (m) The Company and the Executive understand that developments in case law and legislation may affect the enforceability of arbitration provisions such as this. It is the parties' intention and desire that this Addendum A is compliant with current law at the time either party seeks its enforcement. Accordingly, if any one or more of the provisions of this Addendum A is deemed to be unenforceable, the remaining provisions shall continue in full force and effect in accordance with Section 12(d) of this Agreement. (n) Each of the parties acknowledges that she or it has carefully read and understands this Addendum A and agrees to be bound by and comply with all of its terms. Each of the parties acknowledges such party's voluntary agreement to arbitrate claims and understands and acknowledges that by signing this Agreement, such party is giving up the right to a jury trial and to a trial in a court of law. Addendum A-3 I 0904-00002/2781363.2

MUTUAL GENERAL RELEASE OF CLAIMS This Mutual General Release of Claims ("Agreement") is dated and executed as of , ("Execution Date"), by and among Broadway Financi(!.l Corporation ("BFC"), Broadway Federal Bank, f.s.b. (the "Bank" and together with BFC, the "Company"), and Brenda Battey ("Executive"). Each of the parties hereto is refereed to individually as a "Party" and collectively as the "Parties." RECITALS A. dated as of The Company and Executive entered into that certain Employment Agreement ("Employment Agreement"). All capitalized terms herein have the same meaning ascribed to them in the Employment Agreement, unless otherwise defined herein. B. This Agreement is the mutual general release contemplated by Section 6 of the Employment Agreement. C. Effective as of the Agreement Date, Executive's employment at the Company ceased pursuant to Section 1 of the Employment Agreement, a copy of which is affixed hereto marked Exhibit A and incorporated by reference herein. Now, therefore, in consideration of the recitals above, and the mutual covenants and conditions set forth herein, the parties agree as follows: 1. Effective Date. The term "Effective Date" means the date that is eight (8) calendar days after the Execution Date, provided Executive has not attempted to revoke his consent to this Agreement within seven (7) calendar days after the Execution Date. If the Effective Date falls on a weekend or holiday, the Effective Date shall be the business day immediately following such weekend or holiday. If Executive revokes his consent to this Agreement within seven (7) calendar days after the Execution Date, (i) there shall be no Effective Date, (ii) Executive shall not be entitled to any portion of the Separation Payments, and (iii) no Party shall have any obligations under this Agreement. 2. Accrued Obligations and Separation Payments. The Company, jointly and severally, shall pay the Executive, and the Executive shall be entitled to the Accrued Obligations pursuant to and in accordance with Section 6 of the Employment Agreement. The Company, jointly and severally, shall pay Executive the Separation Payments pursuant to and in accordance with Section 6 of the Employment Agreement. 3. Survival of Employment Agreement Provisions. Executive and the Company acknowledge and agree that Sections 6(a), 6(d), 8, 9, 10, 11, 12, 13 and 14, together with all subsections thereof, of the Employment Agreement shall remain in full force and effect, and nothing herein terminates, amends or otherwise modifies any provision therein. 1 Insert as applicable: "4(b)(i)," "4(b)(iii)," or "4(b)(iv)." Exhibit A-I I 0904-0000212781363.3

4. Executive Release. 4.1 If the Effective Date occurs, Executive for himself and on behalf of his heirs, beneficiaries, successors and assigns, hereby fully releases and discharges (i) the Company, and its successors, predecessors and assigns, and (ii) each of the respective past and present shareholders, directors, officers, employees, agents, representatives, attorneys and accountants of the persons and entities described in clause (i) (the persons and entities described in clauses (i) and (ii), collectively, the "Company Releasees"), and each of them of and from, without limitation, any and all rights, claims, liabilities, losses or expenses of any kind whether arising out of, from, or related to Executive's employment relationship with any of the Company Releasees, termination of Executive's employment, or arising out of any other matter between Executive and the Company Releasees through and including the Execution Date. The claims released in this Agreement include, but are not limited to, claims based on tort, contract (express or implied and oral or written), or any federal state, or local law, statute, regulation or ordinance. By way of example and not in limitation, this release includes any claims arising under federal and state wage and hour laws, the Equal Pay Act; the Family and Medical Leave Act of 1993; Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the California Fair Employment and Housing Act, the California tabor Code, the :Pregnancy Disability Leave Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, all claims under the Employee Retirement Income Security Act, as well as any claims asserting wrongful termination, harassment, discrimination, breach of contract, breach of the covenant of good faith and fair dealing, infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability. Such released claims also include claims for wages or other compensation due, severance pay, bonuses, sick leave, vacation pay, insurance or any other fringe benefit. Notwithstanding the foregoing, nothing herein waives (i) any rights or claims Executive may have that cannot lawfully· be waived by agreement of the parties, including, but not limited to, workers' compensation benefits, unemployment insurance benefits, and his indemnification rights under California Labor Code Sections 2800, et seq., (ii) Executive's rights to payment ofthe Accrued Obligations and the Severance Payments in accordance with this Agreement, (iii) Executive's rights pursuant to the 2016 Stock Option Agreement, and all subsequent awards, if any, granted to Executive by the Company, pursuant to the 2008 Long-Term Plan, (iv) Executive's rights under any Company plans that by their terms survive employment termination, including, without limitation, the Bank's Employee Stock Ownership Plan (v) Executive's rights to indemnification pursuant to BFC's certificate of incorporation and bylaws and the Bank's charter and bylaws, and (vi) any and all Executive's rights arising out of, related to, or in connection with this Agreement (collectively, the "Executive Reserved Claims"). In addition, nothing herein shall prevent the Equal Employment Opportunity Commission from investigating or pursuing any matter that it deems appropriate; provided, however, Executive understands and agrees that, except as otherwise arising out of or related to this Agreement, Executive is not and shall not be entitled to seek any further monetary compensation from any Company Releasee and that any remedies that may be available to Executive are entirely superseded by the releases contained in this Agreement. 4.2 Except for the Executive Reserved Claims, Executive understands and agrees that the claims released are intended to and do include any and all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, which Executive has or may Exhibit A-2 I 0904-0000212781363.3

have against any of the Company Releasees and Executive hereby waives any and all rights Executive has or may have under Section 1542 of the California Civil Code which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor." Notwithstanding the provisions of Section 1542, as well as laws of similar effect, and for the purpose of implementing a full and complete release and discharge of the parties and concerns herein released, Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which Executive does not know or suspects to exist in his favor at the time of execution hereof, and that all such claims are included within, and extinguished and discharged by, this Agreement, excluding the Executive Reserved Claims. Executive acknowledges that this release constitutes an unconditional general release of any and all known or unknown claims that Executive may have against any Company Relea.,ees, excluding the Executive Reserved Claims, despite the fact that Executive may become aware of claims in the future which Executive did not consider prior to signing this Agreement. 5. Company Release. 5.1 lfthe Effective Date occurs, each ofBFC and the Bank for itself and on behalf of its respective stockholders, directors, successors and assigns, hereby fully release and discharge Executive and Executive's heirs, beneficiaries, successors and assigns (collectively, the "Executive Releasees"), and each of them of and from, without limitation, any and all rights, claims, liabilities, losses or expenses of any kind whether arising out of, from, or related to Executive's employment relationshjp with the Company, termination of Executive's employment or the Employment Agreement through and including the Execution Date. The claims released in this Agreement include, but are not limited to, claims based on tort, contract (express or implied and oral or written), or any federal state, or local law, statute, regulation or ordinance. By way of example and not in limitation, this release includes any claims asserting breach of contract, breach of fiduciary duty, the covenant of good faith and fair dealing, misrepresentation, or interference with contract or prospective economic advantage. Notwithstanding the foregoing, nothing herein waives any claims against Executive for (i) claims arising from or relating to this Agreement, ·(ii) claims arising from or relating to the 2016 Stock Option Agreement, (iii) claims arising from or relating to other awards, if any, granted to Executive by the Company pursuant to the 2008 Long-Term Plan, (iv) claims arising from or relating to any breach of provisions from the Employment Agreement that survive beyond the Execution Date, or (v) claims arising from or relating to any Company plans that by their terms survive employment termination (collectively, the "Company Reserved Claims"). 5.2 Except for the Company Reserved Claims, the Company understands and agrees that the claims released are intended to and do include any and all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, which the Company has or may have against Executive or any of the other Executive Releasees and the Company hereby waives any and all rights it has or may have under Section 1542 of the California Civil Code which provides: Exhibit A-3 I 0904-0000212781363.3

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor." Notwithstanding the provisions of Section 1542, as well as laws of similar effect, and for the purpose of implementing a full and complete release and discharge of the parties and concerns herein released, the Company expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which it does not know or suspect to exist in its favor at the time of execution hereof, and that all such claims ate included within, and extinguished and discharged by, this Agreement, except for the Company Reserved Claims. The Company acknowledges that this release constitutes an unconditional general release of any and all known or unknown claims (except for the Company Reserved Claims) that it may have against Executive or any other Executive Releasees, despite the fact that it may become aware of claims in the future which it did not consider prior to signing this Agreement. 6. Representations and Covenants of Executive. Executive represents and warrants to, and covenants with, the Company as of the Execution Date as follows: 6.1 No Claims Against Company. Executive has not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company, with any l:ocal, state or federal agency, union or court from the beginning of time to the Execution Date, and Executive will not do so al any Lime hereafter, based upon events occurring prior to the Execution Date, excluding any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company arising out of or relating to any Executive Reserved Claims. In the event any arbitrator or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring any legal proceeding on his behalf, Executive will ask any such arbitrator or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice, excluding any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company arising out of or relating to any. Executive Reserved Claims. 6.2 Non-Assignment of Claims. Executive has not assigned or transferred, or purported to assign or transfer, by operation of law or otherwise, to y person, firm, corporation, partnership or other legal entity, any debt, claim, obligation, damage, liability, demand, or cause of action herein released. Executive, directly or indirectly, shall not prosecute or maintain or institute any action or proceeding at law or in equity, of any kind or nature whatsoever against the Company or any other Company Releasees for any reason related in any way to any claim released in this Agreement, and shall not raise any claim against the Company or any other Company Releasees by way of defense, counterclaim or cross-claim or in any other manner, on any alleged claim released in this Agreement. 6.3 Responsible for Taxes. Executive shall be fully responsible for any and all of his income and other taxes relating to or arising from the payment of the Accrued Obligations and Severance Payments as required by applicable law, provided nothing herein modifies or amends Section ll(b) of the Employment Agreement. If Executive fails to pay a tax obligation required by applicable law relating to or arising from the payment of the Accrued Obligations and Severance Payments, and if as a result of such failure the Company becomes liable for, or pays such tax Exhibit A-4 I 0904-000021278 I 363.3 obligation, Executive shall indemnify and hold harmless the Company for payments actually made by it to satisfY such obligation. 6.4 Defend and Indemnify. To the extent Executive breaches any of the representations or warranties in Section 6, Section 11 or Section 12, Executive shall defend, indemnify, and hold the Company the other Company Releasees harmless from and against any and all claims, liabilities, losses, judgments, obligations, damages, costs, expenses, and actions, incurred as a result of such breach, including, without limitation, reasonable attorneys' and accountants' fees and costs. 6.5 Voluntary Signing. This Agreement is executed voluntarily, without coercion, and with full knowledge of its significance, and with Executive's full understanding of its terms and conditions. Executive has received all wages and compensation, as well as reimbursement of expenses, due and owing to him, excluding any unpaid Accrued Obligations or Severance Payments or any other payments or benefits which may be due and owing hereunder. 7. Representations and Covenants of Company. Company represents and warrants to, and covenants with, Executive as of the Execution Date as follows: 7.1 No Claims Against Executive. Company, directly or indirectly, has not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against Executive, with any local, state or federal agency, union or court from the beginning of time to the Execution Date and that Company will not do so at any time hereafter, based upon events occurring prior to the Execution Date, not including any charges, complaints, grievances, arbitrations, lawsuits, or claims against Executive arising out of or related to any Company Reserved Claims. In the event any arbitrator or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring, directly or indirectly, any legal proceeding on Company's behalf, Company will ask any such arbitrator or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice, not including any lawsuit, claim, charge, grievance, arbitration, or complaint arising out of or related to the Company Reserved Claims. 7.2 Non-Assignment of Claims. Company, directly or indirectly, has not assigned or transferred, or purported to assign or transfer, by operation of law or otherwise, to any person, firm, corporation, partnership or other legal entity, any debt, claim, obligation, damage, liability, demand, or cause of action herein released. Company, directly or indirectly, shall not prosecute or maintain or institute any action or proceeding at law or in equity, of any kind or nature whatsoever against Executive or any other Executive Releasees for any reason related in any way to any claim released in this Agreement, and shall not raise any claim against Executive or any other Executive Releasees by way of defense, counterclaim or cross-claim or in any other manner, on any alleged claim released in this Agreement. 7.3 Voluntary Signing. Company has executed this Agreement voluntarily, without coercion, and with full knowledge of its significance, and with Company's full understanding of its terms and conditions. As of the Execution Date, Company has paid all wages and compensation, as well as reimbursement of expenses, due and owing to Executive, not including any unpaid accrued obligations or Severance Payments or other payments or benefits which may be due and owing hereunder. Exhibit A-5 I 0904-0000212781361.3

8. Representations of Parties. Each Party represents and warrants to the other Party as follows: (i) this Agreement constitutes the legal, valid, and binding obligation of such Party, enforceable against him or it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) the Party has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform his or its obligations under this Agreement; (iii) neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse oftime) contravene, conflict with, or result in a violation of {A) any provision of any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) to which such Party is a party or by which his or its assets are bound or (B) any award, decision, injunction, judgment, order, or ruling, in each case that is binding upon such Party or to which such Party is a party; (iv) the Party will n'Ot be required to give any notice to or obtain any approval, consent, ratification, waiver or other authorization from any individual, corporation, general or limited partnership, limited liability company, trust, or other entity in connection with the execution and delivery ofthis Agreement or the consummation or performance of any of his or its respective covenants set forth in this Agreement, except for such consents, if any, that shall have been obtained on or prior to the Execution Date. 9. Indemnity. 9.1 If Executive breaches any of Executive's representations or warranties in Sections 6 (Representations and Covenants of Executive), or 8 (Representations of Parties), Executive shall defend, indemnify, and hold the Company and the other Company Releasees harmless from and against any and all claims, liabilities, losses, judgments, obligations, damages, costs, expenses, and actions, incurred as a result of such breach, including, without limitation, reasonable attorneys' and accountants' fees arid costs. 9.2 If the Company breaches any of its representations or warranties in Sections 7 (Representations and Covenants of Company), or 8 (Representations of Parties), the Company shall defend, indemnify, and hold Executive and the other Executive Releasees harmless from and against any and all claims, liabilities, losses, judgments, obligations, damages, costs, expenses, and actions, incurred as a result of such breach, including, without limitation, reasonable attorneys' and accountants' fees and costs. 10. Additional Acknowledgments. Bysigning this Agreement, Executivefurther acknowledges and cqnsents that Executive hereby has been advised: (a) To consult with an attorney prior to signing this Agreement; (b) That Executive has up to twenty-one (21) days in which to consider whether he should sign this Agreement, which contains a release of claims under the Age Discrimination and Employment Act of 1967 ("ADEA''), as amended; and Exhibit A-6 I 0904-000021278 I 363.3

(c) That if Executive signs this Agreement, Executive will have seven (7) days following the Execution Date to revoke the Agreement by delivering a notice regarding same to the Company's Chief Executive Officer, at the Company's principal office. This revocation period cannot be waived, and Executive is not entitled to receive the Separation Payments prior to expiration of this revocation period. 11. Governing Law; No Presumption From Drafting; Survival of Representations. This Agreement shall be governed by and interpreted under the laws of the State of California applicable to contracts made and to be performed entirely within such State, without regard to its conflicts of law provisions. This Agreement has been negotiated by all parties. Accordingly, any rule of applicable law, including, without limitation, California Civil Code Section 1654, or any other statute or common law principles of similar effect, which would require interpretation of ambiguities in this Agreement against the Party that has drafted it, has no application and is expressly waived. All representations and warranties made by any Party her in shall survive the Effective Date. 12. Dispute Resolution. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including without limitation the determination of the scope or applicability of this Section 12, shall be determined by arbitration in Los Angeles, California before a single arbitrator who is a retired judge on the panel of JAMS, Inc. ("JAMS"). If the Parties are unable to agree upon the selection of one arbitrator, any Party may request JAMS to appoint such arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. The decision of the arbitrator shall be final and binding on the parties. The scope of discovery shall be determined by the arbitrator. The prevailing Party shall be entitled to recover reasonable attorneys' fees and costs in accordance with Section 13. Judgment on the arbitration award may be entered in any court having appropriate jurisdiction. This Section 12 shall not preclude parties from seeking provisional remedies in aid of arbitration from a court having appropriate jurisdiction. 13. Recovery of Fees and Costs. In the event that any legal, equitable, arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or invalidity in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred, in addition to any other relief to which such party may be entitled. 14. Severability. The provisions of this Agreement are severable. If any provision herein, or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such provision to any other person or any other circumstance shall not be thereby affected. In such event, the parties shall negotiate in good faith to replace the invalid or unenforceable provision with another reflecting the same relative distribution of economic benefits and burdens. 15. Gender and Section Headings. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates. Section headings contained herein are for convenience only and shall not be considered for any purpose in construing this Agreement. Exhibit A-7 I 0904-0000212781363.3

16. Successors and Assigns.This Agreement shall bind and inure to the benefit of the successors, assigns, heirs and personal representatives of the Company, each of the other Releasees and Executive, provided no assignment shall relieve the assignor of any obligations hereunder. 17. Counterparts. This Agreement niay be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same Agreement, binding all parties, notwithstanding that all of the parties are not signatory to the original or same counterpart. A facsimile, or PDF scanned signature page, shall have the same force and effect as an original signature. 18. Entire Agreement; Amendment; No Admission of Liability. This Agreement together with the 2016 Stock Option Agreement and the Bank Employee Stock Ownership Plan 2 constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede any prior or contemporaneous agreements, representations, understandings, policies, or practices among the parties, whether oral or written, express or implied. The terms of this Agreement may not be modified, amended, changed, altered or waived, except in a writing signed by Executive and a duly authorized representative of the Company. This Agreement shall not be construed as an admission of any liability or wrongdoing by Executive or the Company. [Signatures on next page] 2 Insert as applicable other severance and equity incentive agreements between Executive and the Company. Exhibit A-8 I 0904·0000212781363.3

IN WITNESS WHEREOF, the parties have entered into this Mutual General Release of Claims as ofthe'date first above written. BROADWAY FINANCIAL CORPORATION By: _ Its: -------------------BROADWAY FEDERAL BANK, f.s.b. By: ---------------------Its: ----------------------Brenda Battey Exhibit A-9 I 0904-0000212781363.3

AMENDMENTNO.1 TO EMPLOYMENTAGREEMENT This Amendment No. 1 (this "Amendment") is dated and effective as of July l, 2019, by and among Broadway Financial Corporation ("BFC"), Broadway Federal Bank, f.s.b. (the "Bank" and, together with BFC, the "Company"), and Brenda Battey (the "Executive"). This Amendment amends the Employment Agreement dated as of May 1, 2017, by and among BFC, the Bank, and the Executive (the "Agreement"). All capitalized terms used in this Amendment have the same meaning ascribed to them in the Agreement, unless otherwise defined herein. WHEREAS, the Company and the Executive desire to correct Section 6(a) of the Agreement regarding the determination of the amount of monthly severance compensation that the Executive would be entitled to receive pursuant to Section 6(a) of the Agreement. WHEREAS, the Company and the Executive intended and understood that the monthly salary continuation payable to the Executive would by the highest annual compensation for any of the three (3) calendar years immediately preceding the date of termination of employment for the Executive. NOW, THEREFORE, in consideration of the terms and mutual covenants herein, and for other good and valuable consideration, the parties hereto agree as follows: Amendment to Section 6(a). Section 6(a) (Termination by the Company for 1. Disability or without Cause, or by the Executive for Good Reason) of the Agreement hereby is amended as follows: In Section 6(a), the entire sentence beginning with "In addition, the Company shall continue to pay the Executive's monthly Base Salary..." and ending with "... (the payments described in (i) and (ii) being collectively referred to herein as the "Severance Payments")." shall be deleted in its entirety and replaced as follows: "In addition, the Company shall continue to pay the Executive (i) monthly installments equal to one-twelfth (1/121h) of the Executive's highest Annual Compensation for any ofthe three (3) calendar years immediately preceding the date of termination of employment (or the date immediately prior to the initial existence of circumstances giving rise to Good Reason, as applicable) for twenty-four (24) months (such 24 months, the "Severance Period") regardless of the then-remaining portion of the Service Period (each such monthly compensation continuation payment shall be deemed to be a separate installment for purposes of Section 409A of the Code), which installment payments shall commence with the first calendar month following the Date of Termination and (ii) during the Severance Period, the automobile allowance provided for in Section 2(f) hereof, and life, long-term disability, medical and dental insurance premiums in the manner consistent with the Company's obligations to make such payments pursuant to Section 2(d) hereof(the payments described in (i) and (ii) of this sentence being collectively referred to herein as the "Severance Payments")." I 0893-00002/3196190.1

2. as follows: New Section 6(e). A new Section 6(e) hereby is added to Section 6 ofthe Agreement "(e) Definition of Annual Compensation. For purposes of Section 6(a) hereof, the term "Annual Compensation" means the sum of(i) Executive's annual Base Salary paid or earned for the applicable calendar year plus (ii) the amount of Executive's annual cash bonus paid or earned, even though paid in a subsequent calendar year. For illustration, by example only, suppose for the three calendar years used to determine the Executive highest Annual Compensation, her highest Annual Compensation was $280,000.00, consisting of a Base Salary of $235,323.00 plus a cash bonus of $44,677.00 earned but not paid until the subsequent calendar year, then for purposes of determining the monthly Severance Payment payable to the Executive pursuant to Section 6(a), the sum of $280,000.00 would be divided by twelve (12) resulting, in this example, in a monthly Severance Payment equal to $23,333.33." 3. Reference to Agreement. All references in the Agreement to "this Agreement" or ''the Agreement" mean the Agreement, as amended by this Amendment. 4. Incorporation by Reference. Section 14 of the Agreement is incorporated by reference herein as if rewritten verbatim to apply to this Amendment. 5. No Other Amendments. Except as expressly set forth in this Amendment, the Agreement remains unchanged and in full force and effect. IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Employment Agreement as of the date first written above. Broadway Financial Corporation t-0 s-::;;a:;J Name: Title: t:P je-ero Broadway Federal Bank, fs.b. Name: ---------------------------- Title: Print or type name of Executive I 0893-00002/3196190.1